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In connection with the previously announced business combination (the “Business Combination”) between Opportunity Financial, LLC (“OppFi”) and FG New America Acquisition Corp. (“FGNA”), on July 8, 2021, D. Kyle Cerminara, President and Director of FGNA, appeared on the Yet Another Value podcast. Below is an excerpt from the transcript of the interview and a related social media post by D. Kyle Cerminara, which are being filed herewith as definitive additional materials.

The Yet Another Value Podcast

Andrew Walker (Yet Another Value Podcast):

All right. Hello and welcome to the yet another value podcast. I'm your host, Andrew Walker and with me today, I'm happy to have Kyle Cerminara. Kyle is the president of FGNA and I think a bunch of other stuff in kind of the FG stuff. Kyle, how's it going?

…

Andrew Walker:

The company is OppFi. They're going public through a merger with FGNA, a SPAC that you are the president of. I'll just disclose to everyone, obviously you're the president of FGNA. That means you've got a vested interest here. Nothing on here is investing advice. Everyone should do their own diligence. Lots of filings with lots of details on OppFi and FGNA. I'll point everyone to that. But that said, you're a little bit different because you're the sponsor of a SPAC. That means you're committing a lot of capital to merging with the company. So to start, I'm interested. You guys could have chosen hundreds of different companies. What was OppFi and what was it about it that attracted you to them for a SPAC?

Kyle Cerminara:

Sure. So as you said, there's a lot of opportunities out there and we spent a lot of time looking at a bunch of different companies across the financial services and FinTech sectors. Our view was that we wanted to have a large addressable market, we wanted to have something that was close to all of our areas of expertise, but that would provide for a platform for significant growth. So ultimately we looked at a lot of different companies and Joe and our team have to bet on management. We found the management team of OppFi to be, led by Jared Kaplan, to be a unique and different and as we started to look at it, we didn't get into this with the idea that doing high APR loans was exactly the business that we were interested in.

Kyle Cerminara:

And I think that as we approach the investment, OppFi was originally called OppLoans. That was their initial product. And we went to them with the idea that we'd really like to expand this to more of a platform. In order for us to be really interested in investing and spending our time and really committing our SPAC effort to this company, we wanted them to be focused on this. As we did our diligence on the company, they had already made plans to transform into OppFi. We had independently come up with the name OppFi. They had come up with the name OppFi separately from us. And if you go back in their board minutes a year earlier, they were already planning to sort of diversify from just a pure consumer lending business into consumer lending, saving, and investing.

Kyle Cerminara:

So we really thought that there's a huge opportunity, an untapped need here in the lending side, and that our skillset, my partner Joe Moglia was the chairman and CEO of TD Ameritrade for 19 years, we thought that we could bring a lot to the table to help them grow beyond that. And then importantly, we said like, "Let's make sure that we're paying a multiple of earnings, a multiple of EBITDA that was consistent with what the business is today so that as we grow into the future, we get a lot of that upside for investors."

Kyle Cerminara:

So I think we structured a transaction that was a very reasonable valuation. It's a company that's been profitable for five years. It's a company that has grown rapidly north of 50% revenue growth over the last five years. And we thought that with the core cashflow in the business that we could use that cashflow to expand into these other savings and investing products and our team certainly having built TD Ameritrade from 2001 to selling it in 2020 to Charles Schwab, certainly has the expertise to help them expand beyond just a lending platform.

Andrew Walker:

Perfect. Perfect. I will say, this is a really interesting deal and company and you can tell because I've done podcasts on Spotify, on Netflix, like these giant companies. And this is actually the company I'd say that I got the most questions and responses for. I think no fewer than 50 people reached out to me with, I'd say, 25 bull questions and 25 risk factor and stuff questions. So I've got tons of stuff here, but I think the first thing to talk about, so OppFi you laid out. High APY loans. Can you talk a little bit more about the typical customer that OppFi is working with? And obviously the high APY loans is a headline number, but I think the company pitches that, "Hey. You might not be looking at it correctly if you're thinking only on the high APY number." So let's talk about those two things real quick.

Kyle Cerminara:

Yeah. So I think that there might be a misperception around like what the typical customer is for OppFi. When we first started looking at the company we said, "Oh, this is aggressive lending or this is lending to lower income people." It's actually not lending to lower income people. It's lending to what OppFi calls the everyday consumer, the everyday consumer being average household income in the 50, $60,000 range. Many of their borrowers have six-figure income. So it's not necessarily a low income borrower. It's a borrower that has, for whatever reason, been locked out of access to the banking system, whether that's they missed payments on previous loans or something happened in their past, but they now need access to credit and they don't have it.

Kyle Cerminara:

And that's a very high percentage of Americans. A very high percentage of consumers in the US do not have access to credit and I was surprised by the statistics. Many Americans are living paycheck to paycheck, many Americans are in a situation where they have less than a thousand dollars of savings, and many Americans quite frankly don't have an option for lending. There are worse options, higher APR options. You may have gotten some questions about some of those types of lenders that have a physical retail presence. They're the types of lenders that you might see in different neighborhoods that someone goes in for a loan. The difference that we found as we went through our due diligence on the company was that with many of those types of lenders, it's almost their incentive to keep the borrower in that position for a long period of time because they have recurring customers that come back and get a loan again and again at a very high, several hundred percent APR.

Kyle Cerminara:

The difference is that opportunity financial or OppFi works with the borrower to graduate them to a better product. And I think that's part of the platform that we want to grow to other lending products, to other savings and investing products is to really repair these people's credits after taking out an OppLoan, being in a position to graduate to an OppFi credit card, which the companies announced that they're rolling out over the next few weeks and being in a position to take out other types of lending products perhaps. Participate in a mortgage for their first purchase or helping them work towards savings and investing. And if you look at, for example, SoFi, I spent a lot of time like looking at the history of SoFi and how they got to where they are.

Kyle Cerminara:

And through 2015, SoFi was a pure student lender. The origins of SoFi was that it started out as a company that made student loans and made them more accessible to students. And through 2015, they took in a lot of venture capital money and started expanding into other things. In 2015 they first made some consumer loans and beyond that, one and two mortgages and then over the years have become what SoFi has become today. We had a vision for OppFi and I think that our team should have quite a bit of credibility in expanding into some of these other products to take what has been a very profitable, very credit focused, technology focused platform, and build upon that cashflow and start to work with these borrowers to expand into other things, to make them more of like a membership model where they're sticking around and becoming customers of multiple products.

Andrew Walker:

That's perfect. And it's interesting you mention SoFi in the transition for OppFi from just kind of providing, not the payday loan, but the short-term, high APY loan and to a whole suite of financial products. Because I think the other company that you guys have compared yourself to as the best comp that a lot of people look at. You address the elevate and the physical lenders, but the other company that people look at is Upstart. The ticker there is UPST. I just pulled up their graph. These guys, they IPO'd, I think, right after the OppFi FGNA deal was announced in December. And the stock is just an absolute screamer since then. So maybe could you compare and contrast, not on the valuation, we'll get to valuation in a second, but just on the fundamentals and business model. What are the similarities and differences between Upstart and OppFi and why is Upstart the best comp for them?

Kyle Cerminara:

Yeah. And I think that whenever you do a comp analysis on a company, you spend a lot of time thinking about how do you value this company? And we spent time thinking about some of the companies you mentioned. The [inaudible 00:10:41] and the elevates and the [inaudible 00:10:43] and others in terms of thinking about if we were to compare this to those, how would this trade? Those companies have a very different business model than OppFi, but there's some similarities too. So we had to take that into consideration. It's not like their business model is completely different. They do have some similarities. Some of the differences are that they have a retail presence that we talked about, some of them have higher APR.

Kyle Cerminara:

Some of them don't have the credit discipline or the growth, but they're all very different. Upstart uses a very similar banking model to make loans to subprime borrowers, but they're making them to just under prime borrower. So they're not in the credit spectrum. OppLoans or OppFi's customers are lower in the credit spectrum, probably about 50 to 100 points on the FICO score lower than an Upstart customer. But at the same time, everything else about Upstarts model is very similar. So Upstart's making an average loan balance of about $5,000 is my understanding. OppFi is more like $1,500. OppFi's making typically it's like 11 or 12 month loan, whereas Upstart is making a five-year loan. And then the real key difference I believe is that Upstart is selling their loans from a balance sheet perspective.

Kyle Cerminara:

And I think that's a real major difference and we've been pushed a lot on this and said like, "If you say you want to be like Upstart, why don't you make the full transition and sell all of your loans the way Upstart does?" So I'm not a representative Upstart and I'm just using publicly available information from Upstart, but the way I understand it is that Upstart is selling about 97% of their loans and only retaining about 3% of them on there balance sheet. They say that they don't maintain any credit risks. I'm not familiar with how one sells alone without maintaining any credit risk, but that may be the case. And they're recognizing basically a gain on sale for the five years of income.

Kyle Cerminara:

They're taking some portion of that upfront rather than over the life of the loan. Our loans are shorter in duration. On average an OppFi loan will last about four and a half months. They're priced out to be about 11 and a half month loan, but many times they'll pay off sooner. So if we were to do the same thing, we'd basically be selling these loans that we know we're going to be paid on over four and a half month period in week two of the loan origination cycle for an instant gain on sale. Theoretically to run a leaner balance sheet and to run a balance sheet that looked a lot more like Upstart. So the difference is that Upstart trades at much higher multiples, has exhibited better growth through the COVID-19 pandemic and some of the stimulus that has been given out by the government.

Kyle Cerminara:

So they've been able to grow through that better than OppFi has. The stimulus has certainly slowed down some of OppFi's growth and that's definitely, I think, a key difference. Another difference is that Upstart is now expanding into other ones. They recently made an acquisition to go onto auto finance. I think we plan on doing many of the same things that Upstart's doing, but I think if you really spend some time on Upstart you really get that technology is in their DNA, they're for more Google guys. I have not spent time underwriting their algorithm, but I spent a lot of time on OppFi's algorithm and I have great confidence in their algorithm, at the same time.

Kyle Cerminara:

I'm sure that Upstart has a very successful algorithm. They are using that as a mechanism for which to grow in consumer loans, in auto loans, and in other lending products, very singularly focused on lending products. Whereas I think over time, OppFi will expand into other things that are not lending products such as savings products or investing products. And I think that over time the comp set will, over time, evolve for OppFi to look into include SoFi. But saying that we are very similar to SoFi today I didn't think it was very credible and maybe saying that we're very similar to Upstart today is incredible. So I think that's something that we should at least hash out, but if somewhere in between where Upstart trades and where some of the other names that you mentioned trade, I think was the right mix.

Kyle Cerminara:

And I think we tried to have the acquisition priced at the very low end. Certainly not anywhere close to where Upstart is. So our view was that we're getting a lot of the upside potential of an Upstart or perhaps in a firm or even a Catapult, which is more subprime leasing, point of sale leasing, that we were getting upside to their valuation, upside to a firm's valuation, which is not subprime. A firm is more super-prime leasing and upside to Upstarts valuation, but we were positioning it as like, "Look. We're currently trading at a consumer finance like multiple and if we get a FinTech multiple over time, there's significant upside to the company.

Andrew Walker:

Perfect. And you mentioned a firm and Catapult and I'm somewhat familiar with them as well. So I just wanted to ask, obviously they're online. As you mentioned, Catapult is mainly lending to subprime, but those are point of sale, buy now pay later companies. I got some questions on this. I was a little curious too. Why are those guys a good part of your comp set?

Kyle Cerminara:

So we actually looked at that sector as a potential area that we may want to go into. And quite frankly, it's an area that OppFi could have eventually expanded to as well. But when you're ultimately making a loan or lease to someone in this subsegment, they're making a decision that they need money. So they either need money to go to the doctor or fix their car or to buy something online. And ultimately money is fungible and if they're buying a refrigerator online and they're making the decision to borrow money to buy it or to lease it, the point of sale leasing, it's really a financing alternative, lease versus buy. And I felt that Catapult is very focused on point of sale leasing. They actually have a partnership, I believe, with a firm where if a firm denies you on a leasing application you then get referred to Catapult. And I think it's like a joint application process and partnership with them. But ultimately, it felt like a very singular focus. And I think that they're very good at what they do from what I can tell. I think they've got a great management team. I have nothing but good things to say about Catapult and Affirm.

Kyle Cerminara:

But at the same time, we felt that we would like to do other things besides just point of sale leasing. There's no reason why OppFi can't get into point of sale leasing. But there's also no reason why we can't expand to many other products and make them all very profitable.

Andrew Walker:

Yeah. And on Catapult, you're exactly right. A lot of their business is ... I call them the Affirm rejects. And I know some people who are very bullish on Catapult. And I've always looked at that and wondered, "Well, if they're just taking the Affirm rejects, isn't there a huge risk?"

Andrew Walker:

It's not all their business, but it's a lot. Isn't there a huge risk that eventually Affirm just decides, "Hey, we'll just underwrite them as ourselves?" But that's neither here nor there.

Andrew Walker:

Let's turn ... you mentioned a couple times, you even said, "Hey, we want to price this on the low end of valuation to leave a lot of upside." So I want to start on the bull side. Let's talk valuation because it is a low multiple. I think there's a lot of upside [inaudible 00:19:08]. So let's start there. And then we'll turn to some of the pushback on valuation.

Kyle Cerminara:

Absolutely, yeah. So when we looked at it, we said, "All right, is this a fintech company or a consumer finance company?" I think many people will have the same question. I think ultimately the way they derive their loans through technology, this is not a brick-and-mortar business. It's a technology business. It's very scalable. Many of the reasons why people like fintech companies is because of the operating leverage you get through technology where you don't have the brick-and-mortar aspects of it.

Kyle Cerminara:

I think that we tried to look at the valuation on the side of, what do all consumer finance companies trade at? What do some of the very high-end financial technology companies trade at? And let's not set the acquisition price at a value that makes you concerned about the downside dramatically because at five times EBITDA, you're really not paying that much of a different price than some of the other names that you mentioned. If you look at their balance sheets, many of the other ones have significantly more debt on their balance sheets, which you need to include in the EBITDA multiple, obviously. P/E ratio, we've thought a lot about how much earnings one could get if they expanded the balance sheet dramatically.

Kyle Cerminara:

The fact that OppFi currently has a fairly unlevered balance sheet relative to some of the lower-end peers that you mentioned, I think, shows that it should trade at a higher P/E multiple because all of that growth is ahead, right? So they basically have five years of growth ahead that is not currently reflected in their leverage ratios. They could expand dramatically just by levering their balance sheet the way some of the other peers that you mentioned did. And their earnings would go up dramatically, assuming that they underwrote their loans appropriately.

Kyle Cerminara:

At the other side, if some of these other companies are priced off of multiples of revenue, they're really trading at very high multiples. We looked at if OppFi traded at a [inaudible 00:21:34] multiple to some of these other peers, it's not hard to get to price targets in the $30, $40, $50 price range or even higher. Those are assuming that they trade at a fraction of the multiple of EBITDA or a fraction of the P/E ratio or a fraction of the peer group multiples of revenue.

Kyle Cerminara:

Now, there's obviously going to be arguments about how each of those companies drive their revenue and how they drive their earnings. And I totally appreciate that. But all I'm saying is that we price that accordingly.

Andrew Walker:

Perfect, and that brings me perfectly into the next point, right? So you guys are getting to set a low valuation. And I think the first question would be, why is OppFi and the selling party selling here? Because this is a company ... if I'm remembering correctly, they've only taken in 15 million of equity since they were founded in 2012.

Andrew Walker:

They did 50 million in net income or the equivalent for after you adjust for taxes and everything for them because they were a private company. I don't think they were paying some taxes. They did 50 million of earnings in 2019 and 2020, right?

Andrew Walker:

So this is a business 15 million in. And they're doing 50 million per year. They didn't need the equity, right?

Andrew Walker:

And they're here, they're taking a lot of cash. They're going to own over 60% of the company. But they're taking a lot of cash out here. So I think a lot of people are looking at it saying, "They don't need cash and they're getting a big cashout. Why did they agree to do this deal at a really low multiple?"

Kyle Cerminara:

Yeah, and I think those are great questions. And I was most convinced when I spent some time with the family behind it, the Schwartz family, who at this point owns close to 100% of the company and post this transaction will own 60% to 70% of the company depending on whether the earn-out kicks in or not. But ultimately, they are reducing their stake. In order for a company to go public that's 100% owned by one party, someone needs to sell shares. Whether that's the company selling shares or the founding family selling shares, someone needed to sell shares here in order for the public to own shares.

Kyle Cerminara:

I was very convinced in spending time with the Schwartz family that they were doing this for the right reasons. One being that they want to see this company be a much more successful and larger company. It's already been tremendously successful since they founded it in 2013 and have grown it since then. And like you said, they put in less than $15 million of capital and are getting extraordinary returns on their capital. So they don't need to sell to get great cash-on-cash returns right now.

Kyle Cerminara:

If they own 100% of this business and the company continues to grow the way it's grown, they'll be generating hundreds of millions of dollars of free cashflow. And that can all be dividend to the family if they owned 100% of it. So I understand from the seller's standpoint, so why sell?

Kyle Cerminara:

And I think that one of the most compelling points they made was, "We want to recruit. We think Jared's a superstar CEO. But we want to recruit some of the best talent underneath him, around him. And in order to incentivize employees, we want them to understand a pathway to them owning equity in the company and that equity being more valuable for their efforts." So I think that was one really important point.

Kyle Cerminara:

They're still going to own, as I mentioned, 60% to 70% of the company. But at the same time, they're going to be in a position to incentivize and bring in some really key talent to build some of these other areas of the business whether that's on the investing side, on the savings side to really incentivize people with significant stock ownership in the company. So I think that's an important point.

Kyle Cerminara:

And two is I think that this is an industry where they are very passionate about what they do. The name of the company is Opportunity Financial, or OppFi. They're very passionate about giving people an opportunity that don't currently have that opportunity.

Kyle Cerminara:

And I know that there's been questions about regulatory risk and some of these new actions taken by the government. But I think that having the megaphone of a public company to talk about some of these things is important because there really is a key difference between the way they underwrite and make loans to people with the intent to not be predatory. With the intent to help people out of their current situation and graduate them to better products and to a better situation but still offer them a product that they currently are not being offered. While at the same time, to be able to expand into some new and interesting verticals on the savings and investing side perhaps more rapidly with a public currency.

Kyle Cerminara:

So I think that we'll be in a position with a public currency to recruit talent. We'll be in a position with a public currency to bring in potential acquisitions if they make sense. Under TD Ameritrade's leadership, Joe Moglia made ... under his leadership at TD Ameritrade, Ameritrade made 11 acquisitions, all very successful acquisitions. And then ultimately, the 12th deal was to sell to Charles Schwab for over 20 billion.

Kyle Cerminara:

I was an investor in Ameritrade over the years. M&A is not for everybody. But Joe is extremely good at M&A. And the Ameritrade team was very good at it. We have several members of the Ameritrade team on our board and as senior advisors to our SPAC. And one can only expect that over time more and more of those people will ultimately be a part of OppFi as we help them grow.

Andrew Walker:

Perfect, and I want to come back to that management team and the Joe and Jared link in a section. But you said something in there that struck me as interesting. You said, "They want to be public to have a bigger microphone for when they're talking about these regulatory concerns and shaping policy and that type of stuff."

Andrew Walker:

And that struck me as interesting. I get it. And I've heard something similar before.

Andrew Walker:

But what about being a public company gives them a bigger microphone than being a private company? Is it easier for them to get on Bloomberg? Or is it a little more respected when you call someone up and say, "Hey, I'm the CEO of OppFi, it's trading publicly," than, "I'm the CEO of OppFi, it's a $500 million company that's private?"

Kyle Cerminara:

Yeah, I've been involved in ... I don't know what the exact number is, but 10 to 13 public companies over my career. And I've found that there's something about being New York Stock Exchange or Nasdaq listed that really gives you a certain level of credibility. This is going to be approximately a billion-dollar market cap company. Hopefully, we grow significantly over time and it becomes a much larger company.

Kyle Cerminara:

There'll be WallStreet Research coverage. We already have ... D.A. Davidson and Northwind have already picked up coverage. There'll be other Wall Street firms, my guess is, that pick up coverage over time. And I don't know which ones those will be. But I would imagine that as a public company, we will attract research coverage. There will be more people talking about the company.

Kyle Cerminara:

It doesn't make sense for a private company to go on CNBC or Bloomberg and talk about their company when there is nothing to talk about if they're not publicly traded. The venue available to a public company is very different from the venue available to a private company. And I think just getting out and talking about some of the issues that are important to this company is going to be very real as a public company. So that was one of the things that was important to them. And I think it's going to be valuable to talk about these issues.

…

Andrew Walker:

Perfect, okay. Well, let's move back to FGNA and OppFi. So another question I have ... and this is more me than other people, but I think it's a good one.

Andrew Walker:

So I've looked at tons of SPACs, right? And I think you and i have talked offline. I think you've seen some of the stuff I've ... I both love SPACs and I'm highly skeptical of them.

Andrew Walker:

And the first thing that jumped out to me in FGNA's background is six LOIs outstanding before you guys sent an LOI and ultimately struck a deal with OppFi, right? And my biggest worry was SPACs. The incentive structure for a sponsor is get a deal done, because if a sponsor can get a deal done, pretty much no matter how good or bad it is, they're going to make multiples of their money and it's going to be millions of dollars. So when I look at a proxy and I see six LOIs, their money and it's going to be millions of dollars. So when I look at a proxy, I see six LOIs. My first thought, and I've told you this offline so you know this, is these guys were just trying to get a deal done. So why was this not these guys were trying to get a deal done and you guys actually kind of found a really good deal on OppFi?

Kyle Cerminara:

So I think that, as a buyer of ... When you're a SPAC sponsor you have a window of opportunity to get a deal done. And that as a seller of a business, you often will explore multiple parties, right? So you never know as the buyer if you're going to end ... You know when you're the seller then you're going to likely end up with a buyer if you run a sales process, assuming you have a good property to sell. Right? So many of the sales processes we looked at, whether that be from companies that had hired an investment banker, or for companies that hadn't hired an investment banker, we spoke to many companies that were not working with investment bankers or were not entertaining a sales process at the time, maybe they were pursuing venture money and they wanted to see what ... they were intrigued by the concept of a SPAC.

Kyle Cerminara:

We found a lot of really exciting companies, and they were not in direct competition in any way with what OppFi does. They were in many ways FinTech companies, but they were not companies that were in the same line of businesses as OppFi. So we found some very interesting companies. We presented letters of intent that we felt were fair and reasonable to other companies. And in some cases, those companies ended up treading away. Many of them are public companies now that you would be familiar with that. Some of those six LOIs were public companies that you'd be familiar with that are well-known companies that ended up selling to a SPAC that are FinTech companies. So you can sort of take your guess of a handful of companies that have done that, and you'd probably be right if you sort of read the description.

Kyle Cerminara:

And for whatever reason they traded away. Maybe we weren't willing to pay the same price. Maybe we didn't have the same chemistry, or whatever. But we were very serious about each of those opportunities. And I think that we were very happy that we were able to get a deal done with OppFi. So in each of those cases a few of the companies ended up SPACing. A few of the companies ended up taking venture money. And we still are talking to them about future ... like maybe down the road we'll wind up doing a deal with them. They're not ready for a SPAC. Right? Like they took a series B or series C venture round, a couple hundred million dollars, and down the road they'll be considering a SPAC. Really exciting companies. We wouldn't have made an LOI to any of them if we weren't interested. But OppFi, it was the right place, right time, right valuation, right management team, stars aligned, and it was the right deal for us. So that's why we moved forward with it.

Andrew Walker:

One thing I have heard, and I believe you guys have publicly said so I can say it, you're probably going to launch a couple more SPACs. I mean, FGF has a SPAC incubator at this point, so I don't think this is unknown news. But one thing I have heard from a lot of serial SPAC sponsors, and this ranges from small sponsors to go read the Pershing Square transcripts and look at what Bill Ackman is saying, is they say, "Hey, we looked at a lot of companies, and for one reason or another we couldn't get a deal done with them in this first SPAC. Maybe we had too much money. Maybe we didn't have enough money. Maybe we just weren't getting the right bids, they weren't ready to go public, whatever. But we feel really good that we struck some relationships with some really cool companies, and that's going to be a real help to us in the second SPAC." So nothing really to add on there.

Andrew Walker:

Let me turn to ... I said earlier that you guys struck the deal with OppFi in December, and I was kind of off there. Your proxy reveals you struck the LOI in December, and then you announced the deal in February, that's when you kind of dot the I, sign the Ts, everything. And that is interesting, because you strike the LOI, then Upstart goes public, stock goes parabolic after the IPO. You and I have talked about, earlier in this podcast, how Upstart, probably the best comp. They go parabolic, and then you guys announced the deal in February. And what's really interesting to me there is the valuation hasn't changed from December to February. So how does, on both sides, how does that negotiation look when your best comp is kind of going parabolic and you guys manage to keep that same valuation?

Kyle Cerminara:

So it's a great question. And I've done a lot of mergers and acquisitions over the years, Joe Mobley has done a lot of mergers and acquisitions over the years, Larry Swets has done a lot of mergers and acquisitions over the years. And one of the things you learn from doing M&A is that from ... I read a lot of this on Twitter. People seem to think that companies can just wake up and snap their fingers and then all of a sudden a deal's done. M&A is extremely-

Andrew Walker:

They think M&A is just like buying a stock, right? Like you wake up today, "I want a little more, I want a little." Yeah. [crosstalk 00:41:17] 100 million dollar transactions.

Kyle Cerminara:

It is complex. M&A is so complex, and I think people really underestimate how complex mergers and acquisitions are. An LOI is just that, it's a letter of intent. Right? There's distance between a letter of intent and signing a definitive agreement. Like so many letters of intent never go to definitive. And I think that's important, because when we signed the LOI in December, that was our intent was to do that deal at that valuation, and that was the Schwartz's and OppFi's intent was to sell to us. I think the character of the family and the character of us was that two or three months later, fast forward to February 10th, the SPAC market was incredibly hot and Upstart was on fire, so the comp group was on fire, and they probably could have tried to negotiate a better valuation. We were concerned about that. We may have walked away from the deal if they did, but that was a concern.

Kyle Cerminara:

And they decided to move forward with the deal that we had agreed to. And I think that that really shows a lot of character on their side, that this was the deal we agreed to, this is the deal we're moving forward with. Obviously that was February, this is now. Many of the comps are still doing very well. In fact, some of the less technology focused companies, like the ones you mentioned earlier as potential comps, many of them have performed very well. Their stock prices have increased, like Enova’s stock has done very well. CURO stock has done very well. So many of their stocks have gone up. At the same time, the Upstarts and the Affirms and the others have done extremely well. And then you say, "Well, why is FGNA's stock price still around where we priced the deal back in December and then February and and now?"

Kyle Cerminara:

And I look at it and I say, "Well, I think it's probably deal uncertainty. It's questions around having $200 million in trust. It's questions around getting through deSPAC the process." And I spoke to the Upstart underwriters extensively around the Upstart IPO process, and I was actually surprised to find out how cool the Upstart IPO was initially, meaning that I think it didn't price at the high end of the range, or even above the range. It wasn't like massively oversubscribed. I think it actually priced maybe at the lower end of the range. And was sort of a much better performing stock than one would think based on how the ... if you were looking at the supply and demand of the IPO, from what I understand from the underwriters, I certainly wasn't one of the underwriters, but that's just my understanding in speaking to the underwriters, is that they wouldn't have guessed that it would be so strong so fast based on how they priced the IPO.

Andrew Walker:

Yeah. Upstart's a different animal, different beast obviously, but Upstart IPO versus a SPAC. But I have noticed, and I've written about this, you and I have talked about this. A lot of SPACs it does seem, once they kind of get to trust value or a little bit under, they almost get, I don't know why, but they almost get pinned there. And then once the deal happens ... it does make some sense to me. You'll see a SPAC close and a lot of times the stock will drop because it was just a bad SPAC. I've seen that happen before. The sponsors will call everyone up and be, "Please don't redeem, do it as a personal favor," and the stock's at six and you're like, "Oh gosh." But I've seen a lot of SPACs where the SPAC deal goes through, the ticker changes, and the next day the stock's up 20, 30, 40%.

Andrew Walker:

And I don't know what's driving it. Why somebody looks and says, "Hey, one day before the SPAC deal closes I don't want to buy this at 10. Two days after the stock's at 13, but now I'm really here to buy it." I'm not sure, but something happens. Let me turn to the two other big risks here. And those are regulatory risks. Right? And we got a lot of questions. And I think the first and most obvious one is congress just enacted, Biden just signed, I think last week, basically banning rent-a-banks. And a lot of people were really curious because OppFi does partner with banks a lot for these loans. A lot of people were really curious on the rent-a-bank side, how that's going to impact OppFi.

Kyle Cerminara:

Yeah. And I think it's a great question. So if you look at the origin of the law that was just signed by Biden and by congress, it really undid a law that was put into place late in the Trump administration. I think it was, I'm going off memory, I think it was like October of 2020. The [inaudible 00:46:05] rule was put into place. I think that's what you're talking about. So ultimately, go back to October 2020, that law was put into place. And now, fast forward to June 2021 and a Biden administration undoes what the Trump administration did. And this is happening across multiple things, not just in true lending, it's happening across many of the laws that Trump put into place right before he left the White House.

Kyle Cerminara:

But focusing on this one, because it's the relevant one to OppFi, I think that OppFi certainly had a wonderful and fantastic business before October 2020, and post October 2020 the business didn't change. Right? So putting the law in place didn't really have any impact, and undoing the law won't have any impact. From everything that I can tell through our diligence, this should have no impact on the company. If it did we would be very concerned about it. But we certainly have spent a lot of time on this issue, and ultimately OppFi is not actually the lender in this situation. It's the bank that's making the loan. OppFi owns an economic interest in each of those loans. And the way the deal is structured is that the federal bank has the right to make those loans across all 50 states. And that's exactly what they're doing.

Andrew Walker:

Perfect. Let's ... Go ahead.

Kyle Cerminara:

And if you about that, it really makes you understand .... It's also a key difference between OppFi's model and some of the other models that you talked about. Like where they're actually a FinTech business, being compensated through an economic interest in the lending structure. If for some reason that would change, there's no reason why you couldn't change the servicing fee, or you couldn't change something else. Ultimately they're providing a service to these banks that is valuable, and the way they're being compensated now is appropriate. We've talked about, "Well, maybe we'd get a much higher multiple if we changed the servicing structure." There's a lot of really interesting things to think about that aren't necessarily driven by the true lender rule, but just by, "Hey, would the public markets perceive this differently if you restructured things into a fee or into other things?" So there are other ways to skin the cat. And I think that we'll evaluate all those as time goes on.

Andrew Walker:

That's perfect. Let's turn to the other, and I think there's two different places to touch on this here. First, lots of questions, the charge off rate here, about 30% of loans are charged off. I think lots of questions on the accounting as OppFi goes from a private company to a public company. I think they have to shift. So I'll just let you talk about ... People see 30% charge off rate and they say, "Oh my God, that's insane." And I'll let you talk about that and the accounting, and then I'll have a couple follow-ups on that.

Kyle Cerminara:

So when I see 30% charge off rates I say, "Well clearly, with a 30% charge off rate, we need to price this loan appropriately." Right? So in order to have a 30 ... The idea of trying to cap interest rates at 36% across the nation should be a non-starter because you're basically saying, "Let's just not make any loans to anyone." Right? Because to any of these borrowers, they don't deserve a loan. The statistics are the statistics on the charge offs. And I think that OppFi is pricing these loans appropriately. They're not pricing them at 400% APRs, they're pressing them between 50 and 160% or whatever the numbers we use in our presentation are. But on average it's slightly above 100% APR. And it's very profitable at a 30% charge off rate. There's other expenses that you need to factor in besides the charge off rate, but that's one of the key ones.

Andrew Walker:

Perfect. And I think your mention of the APR comes great to maybe my final question, then I'll turn it over to you for your last thoughts. The APR rate, there's lots of talks about eliminating the APR rate, legislation to limit the APR rate, and I think also this is in the proxy, I think it was page 281. The DC Attorney General sued you guys, I think it was for a charging too high of an APR, if I'm remembering correctly. I can't remember the exact crux of the lawsuit. So I just wanted to get your thoughts on both the lawsuit risk, if you can speak to it, both the lawsuit risk and they just risk of what would happen if congress passed a law that said APRs can't be higher than 25%? Because 30% charge off rate, 25% APR, you can tell pretty quickly that's not going to work out.

Kyle Cerminara:

Yep, exactly. So I'd rather not go into too much detail on the lawsuits, they are what they are. OppFi's put out a public response that I think I shared with you, and is available to see what their public response is. So I feel very-

Andrew Walker:

If we can get a public link I'll include it in the show notes, so any listeners can see that response. I think they'll [crosstalk 00:51:48].

Kyle Cerminara:

Yeah. Yeah. I think that the company's response should be my response, so that's their response to the lawsuit. As it relates to a nationwide cap on interest rates, ultimately the bank lobby is extremely powerful, and the credit card businesses has been historically a very profitable business. Outside of APR there's other things that you charge on a credit card, whether it be interchange from spending or annual fees or late fees or other aspects. And the idea of credit cards are not ... The credit card industry is not going away. Right? The OppFi card is rolling out in the next few weeks, as I mentioned. Over time I believe our credit card business will be very significant to the company. It's meant to be a graduation product, meaning that we have a very good intelligence on a lot of these borrowers. We know which ones are charging off and which ones are not charging off.

Kyle Cerminara:

So it makes sense that if you have a ... if 30% are charging off, that means 70% are not charging off. And if 70% are not charging off, those are really good customers that you may want to make a long-term credit card relationship with. And I believe that that long-term credit card relationship will ultimately become a very significant part of the company over time. We haven't modeled that into the estimates, because I think the management is very conservative from that perspective. We are modeling a lot of the current business rather than new products. A lot of SPACs will roll out all ... would have a savings product and an investing product. We'd have like crypto trading in our estimates, and we don't have crypto trading in our 2023 EBITDA number.

Andrew Walker:

I'm over here laughing because we've talked ... How many stacks have you seen, "Hey, we don't have a product now, but in 2024 we're going to have more sales than Amazon. This is going to be gang busters." I'm just laughing because you're so right.

Kyle Cerminara:

That's what I mean. Well, because we have a lot of products that we do plan on rolling out. We put them in the investor presentation, but we haven't put those types of things into our EBITDA projections, because they're not products yet. Once they become products, then it makes sense to roll them out once you have a good timeline on it. But I think the management was appropriately conservative. They've been debt capital markets funded and internally funded over time. So the debt capital markets tend to be more cautious around covenance and things like that. So they've been very careful. And I think that that's going to be the pathway forward. My hope is that we perform well over time and hopefully outperform some of those expectations over time. And if we do that we will command the respect of the public capital markets and get a much higher multiple over time so.

Andrew Walker:

Perfect. If you've got time, I've got two more questions and then I want to give it over to you for closing thoughts before we wrap this up.

Kyle Cerminara:

I've got as much time as you want.

Andrew Walker:

Fantastic. We're going to go for hours here, guys. But no first question, this is another one, this is a deal coming without a PIPE. And the SPAC market has obviously evolved a ton over the past month, right? You guys announced this deal in February. That was right at the height of SPAC mania. I mean, you had predeal SPAC's that were trading for $14 or $15 per share, which that was a 50% premium to trust, which is insane, but I'm sure you guys did have the option to do a PIPE in that market. You chose not to. I don't know maybe you were heading down, maybe you were happy with it, but could you just talk about why no PIPE in this deal and why you felt comfortable with that?

Kyle Cerminara:

Yeah. So if you go back to the conversation we had about the LOI in December, the top group really trading favorably in February when we announced the deal, there's no doubt that we did announce the transaction and start the process of doing a PIPE. And we had a lot of interest in that and I think the investment banks that we were working with said this'll be five or six times oversubscribed if you want to do a several hundred million dollar PIPE. So it was the time to do a PIPE and we could have done one. At the same time, I walked you through the valuation and the comps and the Schwartz family and OppFi honoring the original deal. And that was important to them. And it was important to us and honoring the original deal was important to them, selling another several hundred million dollars of stock would have, at the valuation that we did this transaction, would have changed their ownership. And they would have been selling a lot more stock at a price that maybe they thought was too low.

Kyle Cerminara:

And we didn't want to put them in that position and they decided that they didn't want to take the several hundred million dollars that we could have placed. And I think that's fine. I think that ultimately if we end up with $200 million in trust or $240 million in trust, or $175 million in trust or whatever ends up being, the less that we have in trust, the existing shareholders alone, we'd like to have as much in trust as possible. But I don't think that given the valuation that the deal was done at, I don't think that there was a very strong desire to sell a tremendous amount of more stock at that price.

Kyle Cerminara:

I think if the stock doubles over the next 12 months, maybe there'll be an interest in selling a little bit more stock, but I just think that selling stock at $10 was not the families or OppFi's strong desire.

…

Kyle Cerminara:

And with that I think that was really important with OppFi. So when we found Jared, Jared checked all the boxes of incredible CEO, he's young, he's aggressive, he's talented. He has the mindset of an investor. So he thinks like an investor. He has a private equity background. He was a private equity investor. He then got into some leadership roles as an entrepreneur of a company called Asurion, which was a FinTech insurance business. And then he was offered the opportunity in 2015 to become the CEO of OppFi and he did and he's done a tremendous job growing it. But unlike many investors, myself being at the top of the list, he's an extraordinary leader of people. So, I've seen it with OppFi, the way he handles his team, the way he handles the organization. He's great at leading people. So he thinks like an investor, but he's just extraordinary at leading people and he's got a great strategic mind.

Kyle Cerminara:

I think that Joe is going to be critical with the transition to public company life, how to speak to investors, how to handle the role as a public company CEO, which is very different then the role as a private company CEO. I think Joe's main role is to work with Jared as often as Jared thinks he needs. To think through all the different strategic decisions of the company, to think through M&A potential, to think through key hiring decisions. I think key hiring decisions are going to be critical here. If you think about the platform that they have today versus the platform that I've articulated, some of the hires that we could bring in could be very meaningful to the company in terms of naming someone to help us grow a savings business or an investing business. That could be very critical.

Kyle Cerminara:

And if you think about Joe's Rolodex from Merrill Lynch or from TD Ameritrade over a 19 year period running TD Ameritrade, I think we're going to have a lot of opportunities to bring in some really exciting people that have worked with Joe in the past, or that Joe knows in the industry. And I think that's going to be very helpful at OppFi.

Andrew Walker:

Yeah. Look again, that was a softball. But I will just say, as an outsider again, lots of bull questions, lots of bear questions. But to me, just looking at a company that Jared is the CEO of, he stepped in 2014, 2015. They grew it to 50 million annually in after tax income with 15 million in equity capital in a couple of years. I mean, just that it's very impressive and it's really cool. And again, having Joe over to kind of help him with M&A, opening up the Rolodex up and stuff, but just again, softball question, but I wanted to make sure we drove that point home.

Andrew Walker:

Kyle, it's been an hour and 15 minutes. We've talked out a lot. There's a lot more we could talk about, but I just want to make sure that we've hit everything that you wanted to get out there. Are there any risks that you think are floating out there that we should have addressed? Are there any upsides that you think we should have addressed that we didn't really hit? Anything else that you wanted to talk about?

Kyle Cerminara:

Well, I do think that if you look at the core business of OppFi, I understand the opportunity and I understand the risk. I think we've talked about much of that today. This is a business that has grown dramatically over the last 5 to 10 years, very consistently. I think it has great growth prospects in its core business. I think that the valuation that we put on the company is very reasonable relative to some of the less technology oriented peers and is very, very undervalued relative to some of the really high tech peers. So, we're not pounding the table saying hey, we should be trading at $150 a share or $100 a share today because we're a pure... You should give us the exact same multiple as Upstart today, or the exact same multiple as a firm or SoFi today. However, if you look at a company that has significantly more EBITDA than some of these companies, but is trading at 1/10th of the market cap, then you say, well, maybe there's some room for the stock to double or triple or quadruple before it gets to fair value.

Kyle Cerminara:

And then you look at all the other things that we could do and that we didn't price then to the earnings estimates. And you say, "Well, man, they were fairly conservative, maybe there is upside to all of those different things." I understand the risk that people are concerned about. I think that they're real risks and that you have to put some probabilities on some of these things, but I think you also have to trust that every business has risk. And we looked at businesses for example, that have payment for order flow as a key component of their business. What if the government just eliminates payment for order flow? Then what? I mean, some of these businesses like payment for order flow is the whole business. So, I don't hear people that worried about payment for work flow going away and eliminating 80% of some of these companies like revenue and earnings.

Andrew Walker:

As someone who's looked at VIRTU Financial a lot, I can promise you that there are people who are thinking about payment for order flow and all that sort of stuff. Let me ask you one question, one last question that popped in my head. I'm very curious. I think the answer could be interesting. 2020 credit trends at OppFi and a lot of these lenders, Upstart grew a lot, but Elevate's and all these guys, credit trends were good because their customers got lots of stimulus checks. They were able to pay down. I think credit trends were probably the best they've ever been, but they actually had trouble generating loans, right? Because the customers got lots of stimulus checks so they didn't need this insurance.

Andrew Walker:

So when you look at 2020 and we're in 2021, countries reopening, the stimulus checks are wearing off, how do you think about how much of a kind of COVID reopening play OppFi is? Do you think they've got the customer relationships as the [inaudible 01:09:50] wear down, there's going to be tons of demands for loan. Does it take time to gin that up? Is it no, it's going to be business as normal. How do you kind of look at that?

Kyle Cerminara:

I think it's pretty fast. So I think that there's no doubt that these stimulus checks have had some impact on loan demand and significant impact. But I do think that as we exit, I traveled this weekend and the world is back. Airports are packed. People are eating out. I mean, it is back to the way it was. And as these stimulus checks come to an end over the next few months, I think there's going to be a desire to spend, but there's going to be a need for some way to get the access to that money to do so.

Andrew Walker:

Perfect. Perfect. Well, Kyle, this has been super interesting. FGNA, De-SPACing, I think next week, is it July 14th is the De-SPAC date or that's the date of the shareholder meeting if I'm remembering correctly?

Kyle Cerminara:

14, 15, 16th. Yeah. I don't have it in front of me, but yeah.

Andrew Walker:

Something around there. So FGNA, De-SPACing next week. We should have OppFi trading by the end of the month. So anyone who's interested, you've got now to go research them as a SPAC. We'll be OppFi in a couple of weeks, but I'm looking forward to this switching from SPAC to a normal company. I'm looking forward to following the company going forward. Looking forward to talking to you about FGNB, FGNC, all the Adell, Fi, whatever the other SPAC's are. So just looking forward to having you back on the future and appreciate you coming on.

Kyle Cerminara:

Hey man, you have so much energy. I really appreciate you having me on this has been great and have been watching your other shows and it's been great to see. So thanks for having me on.

Andrew Walker:

Appreciate it Kyle. We'll talk soon.

Kyle Cerminara:

Yeah, talk to you soon. Bye.

###

The following communication was shared by D. Kyle Cerminara, President and Director of FGNA, through his Twitter account on July 8, 2021:

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, FGNA filed a definitive proxy statement with the SEC. FGNA’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials contain important information about OppFi, FGNA and the proposed business combination. The definitive proxy statement and other relevant materials for the proposed business combination were mailed to stockholders of FGNA as of the record date for stockholders to vote at the special meeting of stockholders. Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., Attention: Hassan Baqar, Chief Financial Officer, 105 S. Maple Street, Itasca, Illinois 60143.

Participants in Solicitation

FGNA and its directors and executive officers may be deemed participants in the solicitation of proxies from FGNA’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in FGNA was filed in the definitive proxy statement for the proposed business combination and is available at www.sec.gov.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FGNA in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination was included in the definitive proxy statement for the proposed business combination.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. FGNA’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi’s expectations with respect to the future performance of OppFi’s platform, OppFi’s expectations for its growth and profitability, OppFi’s new products and their performance and OppFi’s beliefs regarding the impact of the proposed business combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; (12) whether OppFi will be successful in launching OppFi Card, including whether there will be consumer or market acceptance of OppFi Card; and (13) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in FGNA’s other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This information shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This information shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.